Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S‑8 No. 333‑136088) pertaining to the 2006 Equity Incentive Plan,
(2)	Registration Statement (Form S‑3 No. 333‑164619) of Synchronoss Technologies, Inc.,
(3)	Registration Statement (Form S‑8 No. 333‑167000) pertaining to the 2006 Equity Incentive Plan,
(4)	Registration Statement (Form S‑8 No. 333‑168745) pertaining to the 2010 New Hire Equity Incentive Plan,
(5)	Registration Statement (Form S‑8 No. 333‑179544) pertaining to the Employee Stock Purchase Plan,
(6)	Registration Statement (Form S‑8 No. 333‑188939) pertaining to the 2006 Equity Incentive Plan;
(7)	Registration Statement (Form S‑3 No. 333‑197871) of Synchronoss Technologies, Inc.; and
(8)	Registration Statement (Form S-8 No. 333-204311) pertaining to the 2015 Equity Incentive Plan of our reports dated March 18, 2019, with respect to the consolidated financial statements and schedule of Synchronoss Technologies, Inc. and the effectiveness of internal control over financial reporting of Synchronoss Technologies, Inc. included in this Annual Report (Form 10‑K) of Synchronoss Technologies, Inc. for the year ended December 31, 2018.

/s/ Ernst & Young LLP
Iselin, New Jersey
March 18, 2019